Exhibit 10.7

FIRST AMENDMENT TO THE LICENCE AGREEMENT

THIS FIRST AMENDMENT to the LICENSE AGREEMENT with an Effective Date of October 15, 2014 is made as of this July 6, 2015 (“Effective Date of the Amendment”), by and between the UNIVERSITY OF MISSISSIPPI, and CHROMADEX, INC. concerning a blue green algae technology.

The parties hereby agree to the following change to the LICENSE AGREEMENT:

APPENDIX A (PATENTS) is revised to add China, Italy, Finland, Sweden, Austria, India, Norway, Poland and Denmark to the list of International Filing and Issued Patents for UM1410. The revised list is as follows:

UM1410:
Potent Immunostimulants from Microalgae

USSN: 10/332,323
Issued Patent: 7,205,284
Issued: 4/17/2007
Expiration: 3/9/22

International Filings and Issued Patents:

Australia	2001273330
Canada	2412600
France	1301191
Germany	601 15 654.4
Netherlands	1301191
South Korea	10-08314080000
Great Britain	1301191
Mexico	254542
China	ZL01814316.4
Italy	48189 BE2006
Finland	1 301 191
Sweden	1 301 191
Austria	E 311892
India	214154
Norway	329221
Poland	203814
Demark	1 301 191

IN WITHNESS WHEREOF, the parties hereto have duly executed this License Agreement as of the date first above written.

UNIVERSITY OF MISSISSIPPI

/s/ Walter G. Chambliss, Ph.D. Walter G. Chambliss, Ph.D. Director of Technology Management Office of Research & Sponsored Programs	July 27, 2015 Date

Acknowledged by:

/s/ David S. Pasco, Ph.D.	August 4, 2015
Davis S. Pasco, Ph.D.	Date
Assistant Director, National Center for Natural Products Research

/s/ David D Allen, Ph.D.	8/4/15
David D Allen, Ph.D.	Date
Dean, School of Pharmacy

CHROMADEX, INC.

/s/ Frank Jaksch	July 28, 2015
Frank Jaksch	Date
Chief Executive Officer